UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2024

Harpoon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38800	47-3458693
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

611 Gateway Boulevard, Suite 400

South San Francisco, California 94080

(Address of principal executive offices, including Zip Code)

(650) 443-7400

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HARP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 7, 2024, Harpoon Therapeutics, Inc., a Delaware corporation (the “Company” or “Harpoon”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Merck Sharp & Dohme LLC, a New Jersey limited liability company (“Merck”), and Hawaii Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Merck (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Merck. The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”).

At the effective time of the Merger (the “Effective Time”), (a) each share of common stock, par value $0.0001 per share, of the Company (the “Company Common Stock”) (other than (i) shares held in the treasury of the Company or owned by Merck or Merger Sub or any direct or indirect wholly owned subsidiary of Merck or the Company immediately prior to the Effective Time and (ii) shares held by stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law (the “Appraisal Shares”, and clauses (i) and (ii) together, the “Excluded Shares”)) will be cancelled and converted automatically into and will thereafter represent only the right to receive $23.00 in cash, without interest, with respect to such shares of Company Common Stock (the “Merger Consideration”), subject to applicable withholding taxes, (b) each share of Series A preferred stock, par value $0.0001 per share, of the Company (the “Preferred Shares”) issued and outstanding immediately prior to the Effective Time (other than any Excluded Shares) will automatically be cancelled and the holder will be entitled to receive an amount in respect of each Preferred Share determined in accordance with their terms as of immediately prior to the Effective Time, as amended, altered or modified and in effect as of immediately prior to the Effective Time subject to applicable withholding taxes, and (c) each Appraisal Share shall be entitled to the payment referred to in Section 3.8 of the Merger Agreement.

In addition, immediately prior to the Effective Time, each unexpired and unexercised option to purchase Company Common Stock (each, a “Company Stock Option”), will, to the extent unvested, become fully vested and exercisable immediately prior to, and contingent upon, the Effective Time. At the Effective Time, (a) each Company Stock Option that is outstanding and unexercised immediately prior to the Effective Time and has a per share exercise price that is less than the Merger Consideration (each, an “In the Money Option”) will be cancelled and each holder will be entitled to receive in consideration therefor a payment of cash, without interest and subject to applicable withholding and other applicable taxes, equal to the product of (i) the total number of shares of Company Common Stock subject to the In the Money Option immediately prior to the Effective Time and (ii) the excess, of the Merger Consideration over the per share exercise price payable for the In the Money Option immediately prior to the Effective Time, and (b) each Company Stock Option other than an In the Money Option that is then outstanding and unexercised shall be cancelled with no consideration payable in respect thereof.

At the Effective Time, each outstanding award of Company restricted stock units denominated in shares of Company Common Stock (each, a “Company RSU”) that is outstanding immediately prior to the Effective Time will be cancelled and converted automatically into the right to receive a payment in cash, without interest and subject to applicable withholding and other applicable taxes, equal to the product of (a) the Merger Consideration multiplied by (b) the total number of shares of Company Common Stock subject to the Company RSU immediately prior to the Effective Time, with the number of shares of Company Common Stock subject to any Company RSU that vests based on the achievement of performance goals determined in accordance with the applicable award agreement.

At the Effective Time, each warrant to purchase shares of Company Common Stock originally issued by the Company on March 23, 2023 or October 25, 2023 (each, a “Company Warrant”) that is outstanding and unexercised immediately prior to the Effective Time will, in accordance with their terms, cease to represent a warrant exercisable for Company Common Stock and will become a warrant exercisable for the Merger Consideration that the holder would have been entitled to receive if the Company Warrant had been exercised immediately prior to the Effective Time.

The Merger Agreement contains customary representations, warranties and covenants of the Company, Merck and Merger Sub, including, among others, the agreement by the Company to conduct its business in the ordinary course consistent in all material respects with past practice during the period between execution of the Merger Agreement and completion of the Merger (the “Closing”) and covenants prohibiting the Company from engaging in certain kinds of activities during such period without the consent of Merck.

The Closing is conditioned upon, among other things, (a) the approval of the Merger Agreement by the affirmative vote of holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement at a meeting of holders of the Company Common Stock held for such purpose, (b) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (c) the absence of laws enjoining, making illegal or otherwise prohibiting the Merger, (d) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (e) compliance in all material respects with the other party’s obligations under the Merger Agreement, and (f) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement.

The Merger Agreement contains customary non-solicitation covenants that prohibit the Company from soliciting competing proposals or entering into discussions concerning, or providing confidential information in connection with, certain proposals for an alternative transaction. These non-solicitation covenants allow the Company, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, to provide non-public information to, and engage in discussions and negotiations with, third parties in response to an unsolicited acquisition proposal. The Board also may change its recommendation to the holders of Company Common Stock to adopt the Merger Agreement in response to a “Superior Proposal” or an “Intervening Event” (each as defined in the Merger Agreement) if the Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

The Merger Agreement provides for certain termination rights for both the Company and Merck, including the right of either party to terminate the Merger Agreement if the Merger has not been consummated on or prior to July 8, 2024 (subject to extension as set forth in the Merger Agreement). Upon termination of the Merger Agreement under certain specified circumstances, including (a) the termination of the Merger Agreement by the Company in order to enter into an alternative transaction constituting a Superior Proposal or (b) the termination of the Merger Agreement by Merck due to a change in recommendation of the Board to the holders of Company Common Stock, the Company would be required to pay Merck a termination fee of $23,860,000.

In connection with the execution of the Merger Agreement, Merck and Merger Sub entered into support agreements (the “Support Agreements”) with certain directors and executive officers of the Company (and their affiliates) (the “Supporting Stockholders”) under which the Supporting Stockholders agreed, among other things, to vote, or cause to be voted, all of the shares of Company Common Stock beneficially owned by such Supporting Stockholder in favor of the adoption of the Merger Agreement. As of the date of the Merger Agreement, the Supporting Stockholders collectively held approximately 17.5% of the total voting power of the outstanding shares of Company Common Stock.

Also in connection with the proposed Merger, the Compensation Committee of the Board approved a $2.0 million transaction bonus pool, of which $1.0 million was allocated to Julie Eastland, the Company’s Chief Executive Officer, and $400,000 was allocated to Luke Walker, M.D., the Company’s Chief Medical Officer. Payment of such transaction bonuses are contingent upon completion of the Merger.

The foregoing descriptions of the terms of the Merger Agreement and the Support Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by the terms and conditions of the Merger Agreement and the form of Support Agreement, copies of which are filed as Exhibit 2.1 and 99.1, respectively, and are incorporated herein by reference.

The Merger Agreement, the Support Agreements and the foregoing descriptions have been included to provide investors and stockholders with information regarding the terms of these agreements. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in each of these documents were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 7.01 Regulation FD.

On January 8, 2024, Merck and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Additional Information and Where to Find it

In connection with the proposed transaction between Harpoon and Merck, Harpoon will file with the Securities and Exchange Commission (SEC) a proxy statement on Schedule 14A relating to a special meeting of its stockholders. Additionally, Harpoon may file other relevant materials with the SEC in connection with the proposed transaction. Investors and securityholders of Harpoon are urged to read the proxy statement and any other relevant materials filed or that will be filed with the SEC, as well as any amendments or supplements to these materials and documents incorporated by reference therein, carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and related matters. The definitive version of the proxy statement will be mailed or otherwise made available to Harpoon’s securityholders. Investors and securityholders will be able to obtain a copy of the proxy statement (when it is available) as well as other filings containing information about the proposed transaction that are filed by Harpoon or Merck with the SEC, free of charge on EDGAR at www.sec.gov, on the investor relations page of Harpoon’s website at ir.harpoontx.com/investors, by contacting Harpoon’s investor relations department at investors@harpoontx.com, or on Merck’s website at www.merck.com.

Participants in the Solicitation

Harpoon, Merck and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Harpoon in respect of the proposed transaction and any other matters to be voted on at the special meeting. Information about Harpoon’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, will be included in the proxy statement (when available). Information about Merck and its directors and executive officers can be found in Merck’s proxy statement filed on April 3, 2023 and Merck’s other filings with the SEC available at the SEC’s Internet site (www.sec.gov), including any statements of beneficial ownership on Form 3 or Form 4 filed with the SEC after such proxy statement. Harpoon stockholders may obtain additional information regarding the direct and indirect interests of the participants in the solicitation of proxies in connection with the proposed transaction, including the interests of Harpoon directors and executive officers in the proposed transaction, which may be different than those of

Harpoon stockholders generally, by reading the proxy statement and any other relevant documents that are filed or will be filed with the SEC relating to the proposed transaction. You may obtain free copies of these document using the sources indicated above.

Forward-Looking Statements

Any statements in this current report about Harpoon’s future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements about Merck’s proposed acquisition of Harpoon, the ability of Merck and Harpoon to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the merger contemplated thereby and the other conditions set forth in the merger agreement, statements about the expected timetable for completing the transaction, Merck’s and Harpoon’s beliefs and expectations and statements about the benefits sought to be achieved in Merck’s proposed acquisition of Harpoon, the potential effects of the acquisition on Harpoon, the possibility of any termination of the merger agreement, as well as the expected benefits and success of Harpoon’s product candidates, and other statements containing the words “anticipates,” “believes,” “continue,” “expects,” “intends,” “look forward,” “plans,” “toward,” “will” and similar expressions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and assumptions that are difficult or impossible to predict and, in some cases, beyond Harpoon’s control. These forward-looking statements are based upon Harpoon’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties. Such risks and uncertainties include, without limitation, (i) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (ii) the satisfaction (or waiver) of closing conditions to the consummation of the proposed transaction, including the receipt of required regulatory approval and the requisite approval of Harpoon’s stockholders; (iii) the effects of disruption from the proposed transaction contemplated by the merger agreement and the impact of the announcement and pendency of the proposed transaction on Harpoon’s business; (iv) the effects of the proposed transaction on relationships with employees, other business partners or governmental entities; (v) the response of competitors to the proposed transaction; (vi) risks associated with the disruption of management’s attention from ongoing business operations due to the proposed transaction; (vii) the ability of the parties to consummate the proposed transaction in a timely manner or at all; (viii) significant costs associated with the proposed transaction; (ix) potential litigation relating to the proposed transaction; (x) restrictions during the pendency of the proposed transaction that may impact Harpoon’s ability to pursue certain business opportunities; (xi) risks related to the advancement of product candidates into, and successful completion of, preclinical studies and clinical trials; (xii) risks and uncertainties related to regulatory application, review and approval processes and Harpoon’s compliance with applicable legal and regulatory requirements; (xiii) general industry conditions and competition; and (xiv) general economic factors. These and other risks are described in additional detail in Harpoon’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023 and Harpoon’s other filings with the U.S. Securities and Exchange Commission (SEC), available on the SEC’s website at www.sec.gov. All forward-looking statements contained in this current report speak only as of the date hereof, and Harpoon specifically disclaims any obligation to update any forward-looking statement, whether because of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, by and among Merck Sharp & Dohme LLC, Harpoon Therapeutics, Inc., and Hawaii Merger Sub, Inc., dated January 7, 2024.

99.1	Form of Support Agreement, by and among Merck Sharp & Dohme LLC, Hawaii Merger Sub, Inc. and certain stockholders of Harpoon Therapeutics, Inc.

99.2**	Joint Press Release, dated January 8, 2024.

104	Cover Page Interactive Data file (embedded within the Inline XBRL document).

*

All schedules to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

**	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harpoon Therapeutics, Inc.

By:	/s/ Julie Eastland
Name: Julie Eastland
Title: President and Chief Executive Officer

Dated: January 8, 2024